SECURITIES AND EXCHANGE COMMISSION
Washington, DC

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

Date of Report:
April 30, 2004

BAR HARBOR BANKSHARES

MAINE	841105-D	01-0293663
(State)	(Commission File Number)	(IRS Employer ID)

Address of Principal Executive Offices:

PO Box 400, 82 Main Street
Bar Harbor, ME 04609-0400

Registrant’s Telephone Number: (207) 288-3314

ITEM 4 – CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a) On March 29, 2004, Bar Harbor Bankshares (the "Company") filed a Form 8-K current report with the Securities and Exchange Commission disclosing that, on March 26, 2004, the Company dismissed Berry, Dunn, McNeil & Parker as its independent accountants and appointed KPMG LLP (KPMG") as its new independent accountants, subject to KPMG completing its normal client acceptance processes and procedures.

(b) KPMG has completed its normal client acceptance process and procedures and the Company has engaged KPMG as the Company's independent public accountants effective April 29, 2004. The Company's Board of Directors, upon recommendation of its Audit Committee, approved the engagement of KPMG. During the Company's two most recent fiscal years and the subsequent interim period prior to engaging KPMG, neither the Company nor anyone on its behalf consulted with KPMG regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company by KPMG that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

ITEM 7 – FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements: Not applicable

(b) Pro forma financial information: Not applicable

(c) Exhibits: Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                            BAR HARBOR BANKSHARES

Date: April 30, 2004                                             By: /S/ Gerald Shencavitz
                                                                            Chief Financial Officer